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                                                                   EXHIBIT 10(t)


                     SECOND AMENDMENT TO CREDIT AGREEMENT
                     ------------------------------------



          SECOND AMENDMENT (this "Amendment"), dated as of June 25, 1997, among HANGER ORTHOPEDIC GROUP, INC., a Delaware corporation ("Holdings"), J.E. HANGER, INC., a Georgia corporation (together with Holdings, the "Borrowers"), the financial institutions listed on the signature pages hereto and Banque Paribas, as Agent under the Credit Agreement referred to below. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Borrowers, various lending institutions (the "Banks"), and Banque Paribas, as Agent, are parties to a Credit Agreement dated as of November 1, 1996 (the "Credit Agreement"); and

          WHEREAS, Holdings desires to make a public underwritten offer of Holdings Common Stock;

          NOW, THEREFORE, in consideration of the mutual premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

I.   AMENDMENTS TO THE CREDIT AGREEMENT
     ----------------------------------

          1. Notwithstanding anything to the contrary contained in the Credit Agreement, Holdings shall be entitled to make a public underwritten offer (a "Public Offering") of Holdings Common Stock so long as

          (i) the cash proceeds (net of the underwriting discounts and commissions and all other reasonable costs associated with such transaction) of such Public Offering shall exceed $35 million and the Public Offering is completed on or prior to September 30, 1997; and

          (ii) such cash proceeds shall be applied:
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               (a) first, to prepay the outstanding principal amount of Senior
               Subordinated Notes at a pre-payment price equal to par plus accrued interest;

               (b) second, to prepay the principal of outstanding Acquisition Loans and the principal of outstanding Revolving Loans (without any corresponding reduction to the Acquisition Loan Commitment or the Revolving Loan Commitment); and

               (c) third, to prepay the principal of outstanding A Term Loans and B Term Loans on a pro rata basis, with the A Term Loan
                          --- ----
               Facility to receive the A TL Percentage and the B Term Loan Facility to receive the B TL Percentage, in each case, of the total amount of such cash proceeds remaining after the prepayments required by paragraphs (a) and (b) above.

          2. Section 4.02(A)(g) of the Credit Agreement shall be amended by inserting the words "ending after the Acquisition Loan Termination Date" immediately after the words "fiscal year of Holdings" appearing therein.

          3. Section 8.01(f) of the Credit Agreement shall be amended by inserting the words "(and, with respect to the calculations for Sections 9.09, 9.10, 9.11 and 9.14, separate calculations showing the Consolidated EBITDA of any Person, business, division or product line acquired during the relevant period pursuant to Section 8.15)" immediately after the words "through 9.15" appearing therein.

          4. Section 9.08 of the Credit Agreement shall be amended by (i) deleting from clause (a) thereof the chart appearing therein in its entirety and
(ii) inserting in lieu thereof the following new chart:


               "Fiscal Year      Amount
                -----------      ------

                1997           $ 2,500,000
                1998           $ 3,000,000
                1999           $ 3,000,000
                2000           $ 3,000,000
                2001           $ 3,000,000
                2002           $ 3,000,000
                2003           $ 3,000,000"

          5. The definition of "Applicable Margin" in Section 11 of the Credit Agreement shall be deleted in its entirety and replaced with a new definition as follows:

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          "Applicable Margin" shall mean (A) (i) in the case of A Term Loans,
          Acquisition Loans and Revolving Loans which are maintained as Base Rate Loans, 1.50% less the then applicable Leverage Reduction Discount, if any, and (ii) in the case of B Term Loans which are maintained as Base Rate Loans, 1.75% less the then applicable Leverage Reduction Discount, if any, and (B) (i) in the case of A Term Loans, Acquisition Loans and Revolving Loans which are maintained as Eurodollar Loans, 2.50% less the then applicable Leverage Reduction Discount, if any, and (ii) in the case of B Term Loans which are maintained as Eurodollar Loans, 2.75% less the then applicable Leverage Reduction Discount, if any.

          6. The definition of "Consolidated EBITDA" in Section 11 of the Credit Agreement shall be amended by inserting the following new language immediately after the words "provided that" appearing therein:
                             --------

          "(I) all calculations of Consolidated EBITDA may include the Consolidated EBITDA of any Person, business, division or product line acquired during such period pursuant to Section 8.15, subject to such calculations being made in accordance with clause (ii) of the definition of "Pro Forma Basis", and the Consolidated EBITDA of such Person, business, division or product line for the period being tested by such covenants shall be included as Consolidated EBITDA of Holdings even though such Person, business, division or product line was acquired during such period and (II) provided further that".
                                               -------- -------

          7. Section 11 of the Credit Agreement shall be amended by inserting therein the following new definition immediately after the definition of "Letter of Credit Request":

          "Leverage Reduction Discount" shall mean as follows:

               (i) during any period in which clause (ii) below does not apply, the Leverage Reduction Discount shall be 0.00%; and


               (ii) from and after the Start Date to and including the End Date:

                    (v) 0.25%, to the extent but only to the extent that as of the last day of the most recent fiscal quarter ending immediately prior to such Start Date for which a certificate has been delivered to the Banks pursuant to the second succeeding sentence hereinafter (the "Test Date") the ratio of Consolidated Indebtedness of Holdings to EBITDA of

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               Holdings for the immediately preceding four fiscal quarters
               (including the quarter with respect to which the certificate referred to below is being delivered) shall be less than 3.50x but greater than or equal to 3.00x; or

                    (w) 0.50%, to the extent but only to the extent that as of the Test Date the ratio of Consolidated Indebtedness of Holdings to EBITDA of Holdings for the immediately preceding four fiscal quarters (including the quarter with respect to which the certificate referred to below is being delivered) shall be less than 3.00x but greater than or equal to 2.50x;

                    (x) 0.75%, to the extent but only to the extent that as of the Test Date the ratio of Consolidated Indebtedness of Holdings to EBITDA of Holdings for the immediately preceding four fiscal quarters (including the quarter with respect to which the certificate referred to below is being delivered shall be less than 2.50x but greater than or equal to 2.00x; or

                    (y) 1.00%, to the extent but only to the extent that as of the Test Date the ratio of Consolidated Indebtedness of Holdings to EBITDA of Holdings for the immediately preceding four fiscal quarters (including the quarter with respect to which the certificate referred to below is being delivered) shall be less than 2.00x but greater than or equal to 1.50x; or

                    (z) 1.25%, to the extent but only to the extent that as of the Test Date the ratio of Consolidated Indebtedness of Holdings to EBITDA of Holdings for the immediately preceding four fiscal quarters (including the quarter with respect to which the certificate referred to below is being delivered) shall be less than 1.50x;

provided, however, that (even if the relevant tests set forth above are met) if
--------  -------
at any time a Default or an Event of Default shall exist, the Leverage Reduction Discount shall be 0.00% until such Default or Event of Default shall no longer be continuing. It is understood and agreed that the Leverage Reduction Discount as provided above shall in no event be cumulative and only the Leverage Reduction Discount available pursuant to either clause (v), (w), (x), (y) or
(z), if any, contained in this definition shall be applicable. The Leverage Reduction Discount shall be determined by the delivery of a certificate of the Borrowers, certified by the chief financial officer of the Borrowers, together with the financial statements required to be delivered pursuant to Section 8.01(b) or (c), as the case may be, which certificate shall set forth the Leverage

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Reduction Discount arising from the calculation of the ratio of Consolidated
Indebtedness to EBITDA of Holdings for the four fiscal quarters ending with the fiscal quarter or fiscal year with respect to which such certificate is being delivered and the basis for such calculations. The Leverage Reduction Discount so determined shall apply, except as set forth above in the case of a Default or an Event of Default, to the period beginning on the date such financial statements are delivered (the date of delivery of such financial statements on which such period commences being herein referred to as the "Start Date") and ending on the earlier of (the "End Date") (i) the next date of actual delivery of the financial statements required to be delivered pursuant to Section 8.01(b) or (c) or (ii) the date on which such financial statements are required to be delivered."

II.  MISCELLANEOUS
     -------------

          1. In order to induce the Banks to enter into this Amendment, the Borrowers hereby (i) make each of the representations, warranties and agreements contained in the Credit Agreement as though made on the Second Amendment Effective Date (as hereinafter defined), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and (ii) represent and warrant that there exists no Default or Event of Default, in each case on the Second Amendment Effective Date both before and after giving effect to this Amendment.

          2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement.

          3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrowers and the Agent.

          4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          5. This Amendment shall become effective on the date (the "Second Amendment Effective Date") when the Borrowers, the Required Banks and the Agent

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shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at its New York Office.

          6. From and after the Second Amendment Effective Date, all references in the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

                                     * * *

          IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered as of the date first above written.

Address:
-------
7700 Old Georgetown Road                    HANGER ORTHOPEDIC GROUP, INC.
2nd Floor
Bethesda, MD 20814                          /s/ Richard A. Stein
Attention: Ivan R. Sabel                    --------------------------------
Telephone: (301) 986-0701                   By: Richard A. Stein
Facsimile: (301) 652-8307                   Title: Vice President


7700 Old Georgetown Road                    J.E. HANGER, INC.
2nd Floor
Bethesda, MD 20814                          /s/ Richard A. Stein
Attention: Ivan R. Sabel                    --------------------------------
Telephone: (301) 986-0701                   By: Richard A. Stein
Facsimile: (301) 652-8307                   Title: Vice President
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787 Seventh Avenue                          BANQUE PARIBAS,
New York, New York  10019                     Individually and as Agent
Attention:  Don Ercole
Telephone:  (212) 841-2000                  /s/ Don Ercole
Facsimile:  (212) 841-2333                  --------------------------------
                                            By: Don Ercole
                                            Title: Vice President

                                            /s/ Edward Irwin
                                            --------------------------------
                                            By: Edward Irwin
                                            Title:
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                                            BANK OF BOSTON

                                            /s/ Linda E. Alto
                                            --------------------------------
                                            By: Linda E. Alto
                                            Title: Vice President
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                                            FIRST SOURCE FINANCIAL, INC.

                                            /s/ David C. Wagner
                                            --------------------------------
                                            By: David C. Wagner
                                            Title: Vice President
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                                            FLEET NATIONAL BANK

                                            /s/ Maryane S. Smith
                                            --------------------------------
                                            By:
                                            Title:
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                                            IMPERIAL BANK

                                            /s/ O. C. Jazowski
                                            --------------------------------
                                            By: O. C. Jazowski
                                            Title: Senior Vice President
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                                            LASALLE NATIONAL BANK

                                            /s/ Marc Pressler
                                            --------------------------------
                                            By: Marc Pressler
                                            Title: First Vice President
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                                            PARIBAS CAPITAL FUNDING LLC

                                            /s/ Eric Green
                                            --------------------------------
                                            By: Eric Green
                                            Title: Director
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                                            PILGRIM AMERICA PRIME
                                            RATE TRUST

                                            /s/ Michael J. Bacevich
                                            --------------------------------
                                            By: Michael J. Bacevich
                                            Title: Vice President
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                                            PRIME INCOME TRUST

                                            /s/ Rajesh Gupa
                                            --------------------------------
                                            By: Rajesh Gupa
                                            Title: Senior Vice President